[LOGO OF TDK MEDIACTIVE]                        Investor Relations Contacts:
                                                         For TDK Mediactive
                                                              David Collins
                                                          Jaffoni & Collins
                                                             (212) 835-8500
                                                              tdkm@jcir.com

[LOGO OF ACTIVISION]
                                                            Activision, Inc.
                                         Vice President, Investor Relations
                                                            Activision, Inc.
                                                             (310) 255-2635
                                              kristinsouthey@activision.com

                                                  Public Relations Contacts:
                                                          For TDK Mediactive
                                                                 Dean Bender
                                                        Bender/Helper Impact
                                                              (310) 473-4147
                                                     deanbender@bhimpact.com

                                                            Maryanne Lataif
                                   Vice President, Corporate Communications
                                                            Activision, Inc.
                                                             (310) 255-2704
                                                     mlataif@activision.com

FOR IMMEDIATE RELEASE


                    TDK MEDIACTIVE AND ACTIVISION ANNOUNCE
                  WORLDWIDE ALLIANCE TO CO-PUBLISH VIDEO GAMES

   AGREEMENT INCLUDES DREAMWORKS' "SHREK" SEQUEL AND ONE ACTIVISION TITLE


Calabasas, Calif. and Santa Monica, Calif. - May 23, 2002 - TDK Mediactive, Inc. (OTC BB: TDKM)and Activision, Inc. (Nasdaq: ATVI) today announced a strategic agreement to co-develop and co-publish video games. The companies have agreed that their initial collaboration will be based on TDK Mediactive's existing license to the sequel to DreamWorks Pictures' blockbuster Academy Award winning feature film "Shrek." Additionally, TDK Mediactive and Activision have agreed to co-develop and co-publish a yet to be announced title originating from Activision's portfolio of video game brands.
Throughout the co-publishing relationship TDK Mediactive and Activision will maintain control over development and marketing of their respective properties and licenses, while pooling their substantial collective industry expertise, resources and global brands.

Under the agreement, Activision will start to co-develop and co-publish games with TDK Mediactive based on the upcoming "Shrek" theatrical sequel. The first "Shrek" title to be released under this agreement is expected to launch on multiple platforms simultaneously with the theatrical debut of the"Shrek" sequel.

"Shrek," the critically acclaimed computer-generated movie was one of the highest grossing films for 2001 with worldwide box office revenues of nearly $500 million. Additionally, "Shrek" is the best-selling DVD title of all time and was the #1 video release for 2001.

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TDK's "Shrek"-based interactive entertainment titles have been tremendously successful worldwide with sales exceeding one million units to date. The majority of the games are available in six languages in North and South America, Europe and Australia. TDK will continue to exclusively produce, develop, market and distribute original "Shrek"-themed games on all applicable platforms worldwide for calendar 2002 and 2003.

"The agreement with TDK Mediactive fits perfectly with Activision's strategy of developing and publishing games for all video platforms based on proven, brand-name properties," said Ron Doornink, President andCOO of Activision, Inc. "And what a property to collaborate on. 'Shrek' reinvented the traditional fairy tale with its colorful characters, sarcastic wit and rich computer-generated animations and today is one of thepremier animated film and video game franchises. We are thrilled to extend our existing Activision Valuerelationship with TDK Mediactive into next generation platform games, and believe the properties we intendto share will form the beginning of a very powerful relationship."

"Our agreement is a win-win opportunity for TDK Mediactive and Activision," said Vincent Bitetti, TDKMediactive CEO. "It unites the substantial strengths and worldwide reach of both our organizations whileserving to both expand and diversify both of our businesses. In teaming with Activision, we are substantiallyexpanding the market and brand 'fire power' we can collectively bring to games, leading off with our larger than life 'Shrek' franchise. We are confident this partnership will lead to even greater success with the 'Shrek' sequel games."

"TDK Mediactive was early to recognize and champion the value of the Shrek video game franchise and did a phenomenal job in managing the property," said Brad Globe, head of DreamWorks Consumer Products. "We view their teaming with Activision as a significant boost for 'Shrek,' as under their combined effort and reach we expect the 'Shrek' franchise will achieve even greater heights of interactive game play and retail performance."

ABOUT TDK MEDIACTIVE

Southern California based TDK Mediactive, Inc. is a global publisher of high quality interactive entertainment software for the Playstation 2 computer entertainment system, PS one game console, Xbox video game system from Microsoft, the Nintendo GameCube , the Game Boy Advance and the Game Boy Color Systems. The company also publishes titles for personal computers via a co-publishing agreement with Activision Value, a subsidiary of Activision, Inc. The company's games are based on licensed and original content derived from major motion pictures, video franchises, popular literature and popular culture. TDK Mediactive has exclusive technology and content licenses with Sony Computer Entertainment America Inc.,Microsoft Corporation, Nintendo of America Inc., DreamWorks SKG, Vivendi Universal Studios, Mattel,Inc., Classic Media, R&S trading, BKN International, DC Comics, Hallmark Entertainment Distribution LLC, BDSP Inc., The Jim Henson Company, General Motors Corporation and others. TDK Mediactive is 73% owned by TDK USA Corp. and is part of TDK Corporation's (NYSE: TDK) global efforts to expand its offerings to consumers of entertainment-oriented products. More information about TDKMediactive and its products is available at www.tdk-mediactive.com.


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ABOUT DREAMWORKS SKG
--------------------

DreamWorks SKG was formed in October, 1994, by its three principal partners Steven Spielberg, Jeffrey Katzenberg and David Geffen to produce live-action motion pictures; animated feature films; network and cable programming; home video entertainment; records; books; toys and consumer products.

About Activision
----------------

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted revenues of $786 million for the fiscal year ended March 31, 2002. Activision maintains operations in the U.S.,Canada, the United Kingdom, France, Germany, Japan, Australia, and the Netherlands. More informationabout Activision and its products can be found on the company's World Wide Web site, which is located atwww.activision.com.

The statements contained in this release that are not historical facts are "forward-looking statements." The Company cautions readers of this pressrelease that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, and other factors that could affect Activision, are described in Activision's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, which was filed with the United States Securities and Exchange Commission. Readers of this press release are referred to such filings.


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